                                                                EXHIBIT 99(b)(3)


--------------------------------------------------------------------------------
                                                                    Confidential
--------------------------------------------------------------------------------


PETROLEUM HEAT & POWER CO., INC.




BOARD OF DIRECTORS PRESENTATION



July 24, 1997

Paine Webber Incorporated

--------------------------------------------------------------------------------
                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

TABLE OF CONTENTS

     ---------------------------------------------------------------------------

     I    SITUATION ANALYSIS

     II   THE TRANSACTION

     III  BENEFITS OF THE TRANSACTION

     IV   ECONOMICS OF THE TRANSACTION

     V    COMPARABLE MLP ANALYSIS

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

PART I



SITUATION ANALYSIS

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                Petroleum Heat & Power Co., Inc.
-------------------------------------------------------------------------------

SITUATION ANALYSIS

     ---------------------------------------------------------------------------
     HEATING OIL BUSINESS

     . Petro remains the dominant force in the heating oil business, selling at least 3 times as much as its nearest competitor.

     . Petro also dominates the acquisition market, acquiring a substantial share of all heating oil businesses sold.

     . While the company has constantly made acquisitions over the last 5 years, higher than expected attrition rates have resulted in little EBITDA growth.

     . Operational changes which were instituted on a small scale in 1996-1997 are expected to reduce the attrition rates over the next several years.

     . It is anticipated that the acquisition market will continue to be strong as more owners approach retirement age and capital gain tax relief appears in sight.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

SITUATION ANALYSIS

     ___________________________________________________________________________

     PETRO'S STOCK PERFORMANCE

     .  Petro's stock has been in a steady decline since 1992.

     . Petro's stock was particularly hard hit as a result of the warm winter of 1996-1997.

     . It is difficult to determine what portion of the stock's performance was related to Petro's financial performance and what portion is attributable to a lack of research and institutional following and a lack of comps.

     . More importantly, one must question whether or not the operational improvement which is expected over the next two years will be reflected in a higher stock price.

     . Furthermore, Petro's ability to pursue accretive acquisitions will continue to be limited by capital constraints.

     ___________________________________________________________________________

--------------------------------------------------------------------------------
                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

SITUATION ANALYSIS

     ---------------------------------------------------------------------------

     PROPANE BUSINESS

     . Large acquisitions have been scarce. Steady stream of mega-acquisitions
       (1994-96) as over $1.5 billion of equity capital has been raised from 1992-1996.

     . Pricing on all acquisitions has become extremely competitive.

     . Multiples for even small deals have expanded.

     . Wholesale price spike during the 1996-1997 season revealed another level of uncertainty, even for those companies (like Star) which profited from the spike.

     . Warm winter in the Northeast compounded the problem for many players.

     . The market is starting to question whether propane MLPs are really growth vehicles.

     . The market is also starting to question if the weather is ever normal (it always seems to be abnormally warm in some section, which more than offsets good results elsewhere).

     ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

SITUATION ANALYSIS

     ---------------------------------------------------------------------------

     STAR'S STOCK PERFORMANCE

     . While Star has performed relatively well, it is difficult for the market to assess how much of the performance was related to inventory gains.

     . Star continues to lag behind other MLPs in terms of acquisitions, where
       Star's ability to compete is limited.

       - Management's limited propane experience limits deal flow

       - Geographic concentration limits "blend-in" opportunities

       - Larger and better capitalized players competing for the same assets

     ---------------------------------------------------------------------------

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                                                Petroleum Heat & Power Co., Inc.
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     PART II


     THE TRANSACTION

     ---------------------------------------------------------------------------

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                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

THE TRANSACTION

     ---------------------------------------------------------------------------

     OVERVIEW

     . We believe that a public stock corporation is not the optimal format for Petro.

       - No direct comparables

       - Rapid amortization of customer lists results in no earnings

       - Perceived limited growth in heating oil industry

       - Small capitalization results in limited research coverage

     . Furthermore, the leveraged capital structure limits financial flexibility and growth opportunities.


     * AS A RESULT, PETRO'S STOCK HAS NOT PERFORMED WELL AND IS NOT LIKELY TO ACHIEVE FULL VALUATION EVEN IF OPERATIONS IMPROVE.

     ---------------------------------------------------------------------------

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                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

THE TRANSACTION

     ---------------------------------------------------------------------------

     IN ORDER TO ADDRESS THESE VALUATION ISSUES, PETRO SHOULD CONSIDER THE BENEFITS OF AN MLP STRUCTURE WHICH CAN BE ACHIEVED THROUGH A MERGER WITH STAR GAS

     . MLPs typically trade on a yield basis, which currently translates into a 9-10x EBITDA multiple vs a 7-8x multiple historically at Petro.

     . The combination of the two companies would result in a sizable MLP
       (approximately $300 million implied equity value) which translates into better valuation and greater liquidity.

     . Concurrent with the merger, the issuance of new equity would restructure and delever the balance sheet.

     . The new entity would have substantially better access to capital to fund future growth.

     * THE COMBINED ENTITY WOULD HAVE THE INVESTMENT STORY TO ATTRACT RESEARCH COVERAGE AND WOULD BENEFIT BOTH PETRO AND STAR GAS SHARE/UNIT HOLDERS.

     ---------------------------------------------------------------------------

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                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

THE TRANSACTION

      --------------------------------------------------------------------------

      THE TRANSACTION INVOLVES TWO SEPARATE STAGES:

      --------------------------------------------------------------------------
      STAGE 1 -- THE EXCHANGE
      --------------------------------------------------------------------------

      PETRO SHAREHOLDERS EXCHANGE THEIR COMMON STOCK FOR STAR GAS MASTER LIMIT PARTNERSHIP UNITS AT $4.50/SHARE

      . Shareholders who hold only Class A shares exchange into Senior Subordinated MLP units

      .  Senior Subordinated MLP Units valued at +/- 10% discount to Common
         Units

      . "Inside" shareholders /(1) /exchange either into Senior Subordinated MLP Units or Subordinated Units plus the General Partnership Interest

      . Senior Subordinated Units offered to "Insiders" will be capped at 3.5 million Petro shares in order to provide adequate coverage to Star Common Units

      .  Subordinated Units valued at +/- 20% discount to Common Units

      . All Senior Subordinated and Subordinated Units convert to Common Units after 3 years of "Earn & Pay" of $2.30 (i.e. increase the MQD on the Common Units)
      --------------------------------------------------------------------------

      _____________________
      (1) Insiders for the purposes of this discussion are those individuals who own Class C and Class A common shares.

--------------------------------------------------------------------------------

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                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

THE TRANSACTION
     ---------------------------------------------------------------------------

     THE TRANSACTION INVOLVES TWO SEPARATE STAGES:

     ---------------------------------------------------------------------------
     STAGE 2 -- THE RECAPITALIZATION
     ---------------------------------------------------------------------------
     APPROXIMATELY $330 MILLION OF PETRO DEBT AND PREFERRED STOCK ARE REFINANCED

     . Existing issues will be either redeemed, exchanged, defeased or tendered for, depending on issue

     . Approximately $140 million of new Star equity will be raised through the sale of Common Units

     .  Approximately $125 million of new, investment grade debt will be issued
     ---------------------------------------------------------------------------

     ___________________________________________________________________________
                                                                              10

--------------------------------------------------------------------------------
                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------
THE TRANSACTION

    ----------------------------------------------------------------------------
                             [GRAPH APPEARS HERE]


    * PETRO PUBLIC SHAREHOLDERS EXCHANGE FOR SENIOR SUBORDINATED; INSIDERS EXCHANGE FOR A COMBINATION OF SENIOR SUBORDINATED AND/OR SUBORDINATED + G.P. UNITS. THE MLP SELLS COMMON UNITS AND USES THE PROCEEDS TO RECAPITALIZE AND REFINANCE.

    ----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               Petroleum Heat & Power  Co., Inc.
--------------------------------------------------------------------------------

THE  TRANSACTION

     ---------------------------------------------------------------------------

     STAGE 1 -- THE EXCHANGE
     --------------------------------------------------------       ----------------------------------------------------------
                         CURRENT                                                  CONSIDERATION RECEIVED
     --------------------------------------------------------       ----------------------------------------------------------
                                                     SHARES                                                           UNITS
     PETRO SHAREHOLDER TYPE                         (000'S)                      TYPE OF MLP INTEREST                (000'S)
     --------------------------------------------------------       ----------------------------------------------------------
     Holders of Class A Only                           16,355         Senior Subordinated Units                          3,520
     Holders of Class A and C Shares
       Shares Permitted To Be Exchanged
         Into Senior Subordinated Units                 3,500         Senior Subordinated Units                            753
       Shares To Be Exchanged Into
         Subordinated Units and GP Interest             5,904         Subordinated and General Partner Interest          1,186
                                                       ------                                                            -----
          Sub Total                                     9,404
                                                       ------
       TOTAL                                           25,759         TOTAL                                              5,459
     --------------------------------------------------------       ----------------------------------------------------------

     STAGE 2 -- THE RECAPITALIZATION
     ---------------------------------------------------------------------------------
                  UNITS OUTSTANDING AT MLP AFTER RECAPITALIZATION (000'S)
     ---------------------------------------------------------------------------------
     Common Units
       Currently Outstanding                                            2,875
       Newly Issued ($139.0 million)                                    6,046
                                                                       ------
         Total                                                          8,921

     Senior Subordinated Units                                          4,273

     Subordinated Units and GP Interest                                 1,186
                                                                       ------
         TOTAL                                                         14,380
     ---------------------------------------------------------------------------------

     ---------------------------------------------------------------------------

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                                               Petroleum Heat & Power  Co., Inc.
--------------------------------------------------------------------------------

     PART III

     BENEFITS OF THE TRANSACTION

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               Petroleum Heat & Power  Co., Inc.
--------------------------------------------------------------------------------

BENEFITS TO PETRO SHAREHOLDERS

--------------------------------------------------------------------------------

     .  Premium to market.

        -- At $4.50 per share, the exchange represents approximately a 50% premium to market

     .  Higher valuation multiples.

        -- MLPS typically trade at 9-10x EBITDA

     .  Enhanced growth potential due to greater access to capital.

        -- Branding and internal marketing

        -- Improved productivity through capital investment

        -- Acquisitions

     .  Lower overall cost of capital.

        -- New debt at +/- 8% vs. 12% existing debt

        -- Equity capital with limited upside

     .  Greater size and liquidity.

        -- Implied equity market value quadruples to over $300 million

     .  Greater financial flexibility.

        -- Extend maturities through refinancing

        -- Improved covenants due to investment grade rating

     ---------------------------------------------------------------------------

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                                               Petroleum Heat & Power  Co., Inc.
--------------------------------------------------------------------------------

BENEFITS TO STAR UNITHOLDERS

     ---------------------------------------------------------------------------

     DESPITE ATTRACTIVE FINANCIAL PERFORMANCE, STAR TRADES AT A HIGHER YIELD THAN ITS PEER GROUP. THIS IS DUE TO LACK OF SIZE, GROWTH POTENTIAL, AND GEOGRAPHIC DIVERSITY. AS A RESULT OF THE TRANSACTIONS, STAR HOLDERS WILL BENEFIT FROM THE FOLLOWING:

     .  Increased earnings and distributions.

        ------------------------------------------------------------------------
                                                  FROM              TO /(1)/
        ------------------------------------------------------------------------
        Distributable Cash per unit                $2.28                $2.84
        Distributions per unit                     $2.20                $2.30
        ------------------------------------------------------------------------

     .  Increase MQD to $2.30 per unit.

     .  Higher total distribution coverage.

        ------------------------------------------------------------------------
                                                  FROM              TO /(1)/
        ------------------------------------------------------------------------
        Coverage on Common Units                   1.9x                2.0x
        Coverage on Total Units                    1.0x                1.2x
        ------------------------------------------------------------------------

     .  Larger size equity market capitalization.

     .  Provides vehicle for growth in otherwise stagnant market.

     .  New identity following aborted sale.

     ____________
     (1)  Based on weather normalized 1997 results as provided by the Company.


     ---------------------------------------------------------------------------

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                                                Petroleum Heat & Power Co., Inc.
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BENEFITS OF THE TRANSACTION

   ---------------------------------------------------------------------------

   DISTRIBUTION INCREASE OF SELECTED MLPS SINCE IPO (CURRENT IMPLIED YIELD)/(1)/


                             [GRAPHS APPEARS HERE]

   * INVESTORS HAVE REWARDED INCREASED CASH FLOW WITH ATTRACTIVE VALUATIONS.

   __________________
   (1) As of 7/22/07.

   ---------------------------------------------------------------------------

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                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

BENEFITS OF THE TRANSACTION


     ---------------------------------------------------------------------------

     IMPLIED MARKET VALUE OF EQUITY OF SELECTED PROPANE MLPS (CURRENT IMPLIED YIELD)/(1)/


                             [GRAPH APPEARS HERE]

     * THE LARGER PROPANE MLPS HAVE GREATER MARKET LIQUIDITY AND INVESTOR AWARENESS AND ARE SUBSEQUENTLY OFTEN REWARDED WITH LOWER YIELDS.


     _______________________________
     (1) As of 7/22/97. Implied Market Value of Equity includes all Common, Subordinated and GP interests.


     ---------------------------------------------------------------------------
                                                                              17

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                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

BENEFITS OF THE TRANSACTIONS

     ---------------------------------------------------------------------------

     PUBLIC UNIT DISTRIBUTION COVERAGE OF SELECTED PROPANE MLPS (CURRENT IMPLIED YIELD)/(1)/

                             [GRAPH APPEARS HERE]

     * PROPANE MLPS WITH HIGHER DISTRIBUTION COVERAGE PROVIDE INVESTORS WITH ADDITIONAL SECURITY, RESULTING IN IMPROVED MARKET VALUATIONS.


     __________________________
     (1) As of 7/22/97.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      Petroleum Heat & Co., Inc.
--------------------------------------------------------------------------------

     PART IV

     ECONOMICS OF THE TRANSACTION

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      Petroleum Heat & Co., Inc.
--------------------------------------------------------------------------------

TRANSACTION ASSUMPTIONS

     ---------------------------------------------------------------------------

     PETROLEUM HEAT & POWER

                   BASE CARE                           OPTIMISTIC CARE                    PESSIMISTIC CARE
           -------------------------------      ------------------------------      -----------------------------
            $3.5 Million Maint. CapEx            $3.5 Million Maint. CapEx            $3.5 Million Maint. CapEx
                  15-Year Weather                   30-Year Weather                       15-Year Weather
           60% productivity improvement         60% productivity improvement        60% productivity improvement
           -------------------------------      ------------------------------      -----------------------------
            ATTRITION    ACQUISITIONS/(1)/      ATTRITION    ACQUISITIONS/(1)/      ATTRITION    ACQUISITIONS/(1)/
     1998       5.0%          $15.0 MILLION       4.0%           $25.0 MILLION         5.0%          $15.0 MILLION
     1999       3.5            15.0%              3.0             25.0                 4.0             7.5
     2000       3.5            22.5               2.0             25.0                 4.0              --
     2001       1.6            22.5               1.0             25.0                 4.0              --

     STAR GAS PARTNERS
     ---------------------------------------------------------------------------
                                   ALL CASES
     ---------------------------------------------------------------------------

                $2.75 Million in Acquisitions Per Year at 6.5X EBITDA 2% Internal Growth
                2.0 Million International Growth CapEx per Year
                3.0 Million in Maintenance Growth CapEx per Year

     ---------------------------------------------------------------------------
               Scenario 1                        Scenario 2
     ---------------------------------------------------------------------------
           30 Year Weather                     15 Year Weather
     ---------------------------------------------------------------------------

     ____________________
     (1) Petro pro forma for the transaction assumes $25.0 million in acquisitions per year.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                    Petroelum Heat & Power Co.,
--------------------------------------------------------------------------------

ECONOMICS OF THE TRANSACTION

     ---------------------------------------------------------------------------

     IMPACT OF TRANSACTION ON CASH DISTRIBUTION AND VALUE TO PETRO SHAREHOLDERS

     ---------------------------------------------------------------------------------------------------------------------
                                          BASE CASE                  OPTIMISTIC CASE              PESSIMISTIC CASE
                                   CURRENT/(1)/   PRO FORMA     CURRENT/(1)/    PRO FORMA     CURRENT/(1)/   PRO FORMA
     ---------------------------------------------------------------------------------------------------------------------
     1997                             $0.30          $ 0.49         $ 0.30        $ 0.63           $0.30       $0.49
     1998                                 -            0.51              -          0.68               -        0.49
     1999                                 -            0.54              -          0.82               -        0.49
     2000                                 -            0.57              -          0.93               -        0.49
     2001                                 -            0.78              -          0.98               -        0.49
     Terminal Share Value             $7.53          $ 9.45         $11.86        $12.25           $2.60       $5.44
     Basis for Terminal Value      8.0x EBITDA     8.25% Yield   8.0x EBITDA    8.0% Yield     7.0x EBITDA   9.0% Yield

     Total Future Value               $7.92           $12.70        $12.25         $16.78         $2.99         $8.23
     ---------------------------------------------------------------------------------------------------------------------

     _________________________
     (1) Assumes dividends are cut in order to conserve cash and fund acquisitions.

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

ECONOMICS OF THE TRANSACTION

--------------------------------------------------------------------------------
EFFECT OF TRANSACTION ON STAR UNITHOLDER DISTRIBUTIONS AND UNIT VALUE -- BASE
CASE

     --------------------------------------------------------------------------------------------------------------------
                                                                 CURRENT DISTRIBUTABLE CASH
                         ------------------------------------------------------------------------------------------------
                         ACTUAL 1997        NORMALIZED 1997         1998            1999          2000           2001
     --------------------------------------------------------------------------------------------------------------------
     Earned                $ 1.95               $ 2.28             $ 2.09          $ 2.19        $ 2.30         $ 2.42
     Paid                    2.20                 2.20               2.20            2.20          2.30           2.40
     Yield                   10.0%                10.0%              10.0%            9.5%          9.0%           9.0%
     Unit Value            $22.00               $22.00             $22.00          $23.16        $25.56         $26.67
     --------------------------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------------------------
                                                                PRO FORMA DISTRIBUTABLE CASH
                         ------------------------------------------------------------------------------------------------
                         ACTUAL 1997        NORMALIZED 1997         1998            1999          2000           2001
     --------------------------------------------------------------------------------------------------------------------
     Earned                $ 2.17               $ 2.84             $ 2.64          $ 2.92        $ 3.12         $ 3.24
     Paid                    2.30                 2.30               2.40            2.50          2.60           2.70
     Yield                   10.0%                10.0%              10.0%            9.0%          8.0%           7.5%
     Unit Value            $22.00               $23.00             $24.00          $26.32        $32.50         $36.00
     --------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                              Petroleum Heat & Power Co., Inc.
-------------------------------------------------------------------------------

ECONOMICS OF THE TRANSACTION

     --------------------------------------------------------------------------

     EFFECT OF TRANSACTION ON STAR UNITHOLDER DISTRIBUTIONS AND UNIT VALUE -- BASE CASE

     ------------------------------------------------------------------------------------------------
                                           CURRENT DISTRIBUTABLE CASH
                        -----------------------------------------------------------------------------
                            ACTUAL 1997   NORMALIZED 1997      1998      1999      2000      2001
     ------------------------------------------------------------------------------------------------
     Earned                    $ 1.95         $ 2.28           $ 2.38    $ 2.50    $ 2.63    $ 2.77
     Paid                        2.20           2.20             2.38      2.49      2.60      2.72
     Yield                       10.0%          10.0%            10.0%      9.5%      9.0%      8.5%
     Unit Value                $22.00         $22.00           $23.80    $26.21    $28.89    $32.00
     ------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------
                                                  PRO FORMA DISTRIBUTABLE CASH
                        -----------------------------------------------------------------------------
                            ACTUAL 1997   NORMALIZED 1997      1998      1999      2000      2001
     ------------------------------------------------------------------------------------------------
     Earned                    $ 2.17         $ 2.84           $ 2.98    $ 3.36    $ 3.63    $ 3.77
     Paid                        2.30           2.30             2.85      3.04      3.18      3.25
     Yield                       10.0%          10.0%            10.0%      9.0%      8.0%      8.0%
     Unit Value                $23.00         $23.00           $28.50    $33.78    $39.75    $40.63
     ------------------------------------------------------------------------------------------------

     ---------------------------------------------------------------------------

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                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

ECONOMICS OF THE TRANSACTION

     ---------------------------------------------------------------------------
     EFFECT OF TRANSACTION ON STAR UNITHOLDER DISTRIBUTIONS AND UNIT VALUE -- PESSIMISTIC CASE

     ------------------------------------------------------------------------------------------------
                                                    CURRENT DISTRIBUTABLE CASH
                        -----------------------------------------------------------------------------
                            ACTUAL 1997   NORMALIZED 1997       1998      1999      2000      2001
     ------------------------------------------------------------------------------------------------
     Earned                   $ 1.95        $ 2.28             $ 2.09    $ 2.19    $ 2.30    $ 2.42
     Paid                       2.20          2.20               2.20      2.20      2.20      2.20
     Yield                      10.0%         10.0%              10.0%     9.5%      9.0%      9.0%
     Unit Value               $ 22.00       $ 22.00            $ 22.00   $23.16    $24.44    $24.44
     ------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------
                                                    PRO FORMA DISTRIBUTABLE CASH
                        -----------------------------------------------------------------------------
                            ACTUAL 1997   NORMALIZED 1997      1998      1999      2000      2001
     ------------------------------------------------------------------------------------------------
     Earned                    $ 2.17         $ 2.84          $ 2.64    $ 2.87    $ 2.90    $ 2.61
     Paid                        2.30           2.30            2.30      2.30      2.30      2.30
     Yield                       10.0%          10.0%           10.0%     9.5%      9.0%      9.0%
     Unit Value                $ 23.00        $ 23.00         $ 23.00   $24.21    $25.56    $ 25.56
    -------------------------------------------------------------------------------------------------

    ----------------------------------------------------------------------------

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                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

ECONOMICS OF THE TRANSACTION

     ---------------------------------------------------------------------------

     EFFECT OF THE TRANSACTION ON STAR UNIT COVERAGE -- BASE CASE

     --------------------------------------------------------------------------------------------------
                                                         CURRENT COVERAGE
                        -------------------------------------------------------------------------------
                                ACTUAL 1997   NORMALIZED 1997      1998      1999      2000      2001
     --------------------------------------------------------------------------------------------------
     Coverage on Common Units      1.7x           1.9x            1.8x       1.9x       2.0x     2.1x
     Coverage on Total Units       0.9            1.0             1.0        1.0        1.0      1.1
     --------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------
                                                         PRO FORMA COVERAGE/(1)/
                        -------------------------------------------------------------------------------
                                ACTUAL 1997   NORMALIZED 1997      1998      1999      2000      2001
     --------------------------------------------------------------------------------------------------
     Coverage on Common Units      1.5x           2.0x            1.9x       2.1x       2.2x     2.3x
     Coverage on Total Units       0.9            1.2             1.2        1.3        1.4      1.4
     --------------------------------------------------------------------------------------------------

     ________________________________
     /(1)/ Based on $2.30 minimum quarterly distribution.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

ECONOMICS OF THE TRANSACTION

     ---------------------------------------------------------------------------

     EFFECT OF TRANSACTION ON STAR UNIT COVERAGE -- OPTIMISTIC CASE

     -----------------------------------------------------------------------------------
                                                    CURRENT COVERAGE
                              ----------------------------------------------------------
                                 ACTUAL 1997  NORMALIZED 1997  1998  1999  2000  2001
     -----------------------------------------------------------------------------------
     Coverage on Common Units        1.7x           1.9x       2.0x  2.1x  2.2x  2.4x

     Coverage on Total Units         0.9            1.0        1.1   1.1   1.2   1.3
     -----------------------------------------------------------------------------------

     -----------------------------------------------------------------------------------
                                               PRO FORMA COVERAGE /(1)/
                              ----------------------------------------------------------
                                 ACTUAL 1997  NORMALIZED 1997  1998  1999  2000  2001
     -----------------------------------------------------------------------------------
     Coverage on Common Units        1.5x           2.0x       2.1x  2.4x  2.5x  2.6x

     Coverage on Total Units         0.9            1.2        1.3   1.5   1.6   1.6
     -----------------------------------------------------------------------------------

     ____________________________
     (1)  Based  on $2.30 minimum quarterly distribution.

    ----------------------------------------------------------------------------
                                                                              26

--------------------------------------------------------------------------------
                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

ECONOMICS OF THE TRANSACTION

     ---------------------------------------------------------------------------

     EFFECT OF TRANSACTION ON STAR UNIT COVERAGE -- OPTIMISTIC CASE

     -----------------------------------------------------------------------------------
                                                   CURRENT COVERAGE
                              ----------------------------------------------------------
                                 ACTUAL 1997  NORMALIZED 1997  1998  1999  2000  2001
     -----------------------------------------------------------------------------------
     Coverage on Common Units        1.7x          1.9x        1.8x  1.9x  2.0x  2.1x

     Coverage on Total Units         0.9           1.0         1.0   1.0   1.0   1.1
     -----------------------------------------------------------------------------------

     -----------------------------------------------------------------------------------
                                               PRO FORMA COVERAGE /(1)/
                              ----------------------------------------------------------
                                 ACTUAL 1997  NORMALIZED 1997  1998  1999  2000  2001
     -----------------------------------------------------------------------------------
     Coverage on Common Units        1.5x          2.0x        1.9x  2.0x  2.0x  1.9x

     Coverage on Total Units         0.9           1.2         1.2   1.3   1.3   1.1
     -----------------------------------------------------------------------------------

     __________________________
     (1)  Based  on $2.30 minimum quarterly distribution.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

     PART V

     COMPARABLE MLP ANALYSIS

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Petroleum Heat & Power Co., Inc.
--------------------------------------------------------------------------------

COMPARABLE MLP ANALYSIS

     ----------------------------------------------------------------------------------------------------------------------------

     COMPARATIVE ANALYSIS OF SELECTED MLPS
     ----------------------------------------------------------------------------------------------------------------------------
     ($ in millions, except per share data)             MARKET      IMPLIED
                                                       VALUE OF     MARKET           IMPLIED           INDICATED
                                             CLOSING    PUBLIC     VALUE OF           MARKET          DISTRIBUTION     IMPLIED
     COMPANY                                22-JUL-97   EQUITY   EQUITY/(1)/    CAPITALIZATION/(2)/     PER UNIT      YIELD/(3)/
     ----------------------------------------------------------------------------------------------------------------------------
     PIPELINES
     Buckeye Partners/(4)/                   $49.13    $592.8     $  598.8          $  823.9             $3.52            7.2%
     Kinder Morgan Energy Partners/(5)/       62.13     404.4        412.7             564.5              4.00            6.4
     EOTT Energy Partners                     18.88     188.8        362.7             442.9              1.90           10.1
     Genesis Energy/(6)/                      20.38     175.7        224.1             212.6              2.00            9.8
     Kaneb Pipe Line Partners                           358.3        489.9             627.9
      Senior Preference Units                 30.63                                                       2.40            7.8
      Preference Units                        29.31                                                       2.40            8.2
     Lakehead Pipeline Partners/(7)/          41.88     841.3      1,025.6           1,445.2              3.12            7.5
     Leviathan Gas Pipeline Partners/(8)/     25.06     453.0        623.2             848.4              1.80            7.2
     Northern Border Partners/(9)/            29.94     592.2        800.4           1,295.8              2.20            7.3
     Santa Fe Pacific Pipeline Partners       40.38     773.1        788.9           1,166.9              3.00            7.4
     TEPPCO Partners/(10)/                    49.00     710.5        728.8           1,022.4              3.20            6.5
     PIPELINE MEAN                                                                                       $2.69            7.8%
     PIPELINE MEDIAN                                                                                      2.40            7.4
     PROPANE
     AmeriGas Partners                       $25.69    $566.7     $1,096.8          $1,823.7             $2.20            8.6%
     Cornerstone Propane Partners/(11)/       22.50     221.0        377.0             608.7              2.16            9.6
     Ferrellgas Partners/(12)/                22.69     331.5        745.1           1,220.0              2.00            8.8
     Heritage Propane Partners                22.75      97.5        185.4             324.4              2.00            8.8
     National Propane Partners               $20.38    $136.5     $  233.6          $  358.8             $2.10           10.3%
     Star Gas Partners                        22.50      64.7        121.0             207.5              2.20            9.8
     Suburban Propane Partners                19.25     415.1        564.2           1,106.7              2.00           10.4
     PROPANE MEAN                                                                                        $2.09            9.5%
     PROPANE MEDIAN                                                                                       2.10            9.6
     ----------------------------------------------------------------------------------------------------------------------------
     ------------------------------------------------------------------------------------------------------------------

     COMPARATIVE ANALYSIS OF SELECTED MLPS
     ------------------------------------------------------------------------------------------------------------------
     ($ in millions, except per share data)   LTM DISTRIBUTABLE CASH FLOW/           LTM DISTRIBUTABLE CASH FLOW/
                                              ----------------------------           ----------------------------
                                                 INDICATED        INDICATED              LTM             LTM
                                                DISTRIBUTION     DISTRIBUTION        DISTRIBUTION     DISTRIBUTION
     COMPANY                                  TO PUBLIC UNITS   TO TOTAL UNITS      TO PUBLIC UNITS  TO TOTAL UNITS
     ------------------------------------------------------------------------------------------------------------------
     PIPELINES
     Buckeye Partners/(4)/                        1.1x              1.0x                  1.2x             1.2x
     Kinder Morgan Energy Partners/(5)/           0.5               0.5                   0.8              0.8
     EOTT Energy Partners                         2.0               1.1                   2.0              1.1
     Genesis Energy/(6)/                          1.2               1.0                   NM               NM
     Kaneb Pipe Line Partners
      Senior Preference Units                     2.5               1.1                   2.6              1.1
      Preference Units                            1.5               1.1                   1.6              1.1
     Lakehead Pipeline Partners/(7)/              1.6               1.3                   1.9              1.6
     Leviathan Gas Pipeline Partners/(8)/         2.3               1.7                   2.8              2.1
     Northern Border Partners/(9)/                1.8               1.3                   1.8              1.3
     Santa Fe Pacific Pipeline Partners           1.4               1.4                   1.4              1.4
     TEPPCO Partners/(10)/                        1.3               1.2                   1.4              1.3
     PIPELINE MEAN                                1.6X              1.2X                  1.7X             1.3X
     PIPELINE MEDIAN                              1.5               1.1                   1.7              1.3
     PROPANE
     AmeriGas Partners                            1.6x              0.8x                  1.6x             0.8x
     Cornerstone Propane Partners/(11)/           1.2               0.7                   NM               NM
     Ferrellgas Partners/(12)/                    1.8               0.8                   1.8              0.8
     Heritage Propane Partners                    1.5               0.8                   1.6              0.8
     National Propane Partners                    0.7x              0.4x                  0.7x             0.4x
     Star Gas Partners                            1.6               0.9                   1.6              0.9
     Suburban Propane Partners                    0.7               0.5                   0.7              0.5
     PROPANE MEAN                                 1.3X              0.7X                  1.3X             0.7X
     PROPANE MEDIAN                               1.5               0.8                   1.6              0.8
     ------------------------------------------------------------------------------------------------------------------
     ----------------------------------------------------------------------------------------------

     COMPARATIVE ANALYSIS OF SELECTED MLPS
     ----------------------------------------------------------------------------------------------
     ($ in millions, except per share data)

                                                    LTD/MARKET        EBITDA/     MARKET CAP/
     COMPANY                                       CAPITALIZATION   INTEREST EXP.    EBITDA
     ----------------------------------------------------------------------------------------------
     PIPELINES
     Buckeye Partners/(4)/                              24.0%           3.7x         10.1x
     Kinder Morgan Energy Partners/(5)/                 28.4            2.6          16.8
     EOTT Energy Partners                                0.0           11.6           9.2
     Genesis Energy/(6)/                                 0.0             NM           8.9
     Kaneb Pipe Line Partners                           22.1            5.6          10.0
      Senior Preference Units
      Preference Units
     Lakehead Pipeline Partners/(7)/                    32.0            3.9           9.9
     Leviathan Gas Pipeline Partners/(8)/               25.8             NM          10.2
     Northern Border Partners/(9)/                      25.9            3.7          10.7
     Santa Fe Pacific Pipeline Partners                 30.4            3.6           8.8
     TEPPCO Partners/(10)/                              30.3            3.1           9.8
     PIPELINE MEAN                                      21.9%           4.8X         10.5X
     PIPELINE MEDIAN                                    25.8            3.7           9.9
     PROPANE
     AmeriGas Partners                                  37.7%           2.4x         11.8x
     Cornerstone Propane Partners/(11)/                 38.2            2.7          18.4
     Ferrellgas Partners/(12)/                          37.6            2.5          10.6
     Heritage Propane Partners                          41.2            2.3          11.9
     National Propane Partners                          35.7%           2.0x         14.0x
     Star Gas Partners                                  41.0            2.9          10.4
     Suburban Propane Partners                          38.7            2.7          12.3
     PROPANE MEAN                                       38.6%           2.5X         12.8X
     PROPANE MEDIAN                                     38.2            2.5          11.9
     ----------------------------------------------------------------------------------------------

     ____________________
     (1) Implied Market Value of Equity implies value of total equity based on value of public units.
     (2) Implied Market Capitalization equals Implied Market Value of Equity plus net debt and other long-term liabilities.
     (3)  Based on most recent distribution declared on an annualized basis.
     (4) Indicated Distribution per Unit reflects a Quarterly Distribution of $0.88 as proposed by the General Partner on June 24, 1997. The increased distribution is subject to approval by the G.P.'s Board of Directors and will be paid August 1997 to unitholders of record on June 16, 1997.
     (5) Pro forma for the expected distribution increase from $0.63 per unit per quarter to $1.00 per unit.
     (6)  Pro forma for the public offering of 7,500,000 Common Units.
     (7) Indicated Distribution per Unit reflects an increased Quarterly Distribution of $0.78 as announced on July 17, 1997. The Increased distribution is payable August 14, 1997, to unitholders of record on July 31, 1997.
     (8) Indicated Distribution per Unit reflects an increased Quarterly Distribution of $0.45 as announced on July 21, 1997. The Increased distribution is payable August 14, 1997, to unitholders of record on July 31, 1997.
     (9) Distributable Cash Flow is based upon income statement items adjusted for approximate 30% minority interest.
     (10) Indicated Distribution per Unit reflects a Quarterly Distribution of $0.80 as announced by the General Partner on July 14, 1997. The increased distribution is payable August 8, 1997 to unitholders of record on July 31, 1997.
     (11) Pro forma for the initial public offering of 9,821,000 limited partner units and the private placement of $220 million of Senior Secured Notes.
     (12) Pro forma for the $90 million acquisition of Skelgas on April 30, 1996.

________________________________________________________________________________

--------------------------------------------------------------------------------
                                               Petroleum Heat & Power  Co., Inc.
--------------------------------------------------------------------------------

COMPARABLE MLP ANALYSIS

   ----------------------------------------------------------------------------------------------------------------

   DIVERSIFIED MLPS
   ------------------------------------------------------------------------------------------------------------
                                                                   IMPLIED MARKET
                                 DIVERSIFIED         IMPLIED      VALUE OF EQUITY    LTM DISTRIBUTION COVERAGE
                                                                                    ---------------------------
                              LINES OF BUSINESS    YIELD /(1)/       (MILLIONS)      COMMON UNITS  TOTAL UNITS
   ------------------------------------------------------------------------------------------------------------
   Genesis Energy            Crude pipeline             9.8%          $224.1            1.2x         1.0x
                             Crude marketing

   Kaneb Pipe Line           Products pipeline          8.2%          $489.9            1.5          1.1
                             Storage terminals

   Kinder Morgan             Products pipeline          6.4%          $412.7            0.8          0.8
                             Coal storage
                             Coal transfer
                             NGL fractionation
                             Gas processing

   Leviathan Gas Pipeline    Gas pipeline               7.2%          $623.2            2.3          1.7
                             Crude pipeline
                             Oil & gas production
   ------------------------------------------------------------------------------------------------------------

   _____________________
   (1)  As of 7/22/97.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               Petroleum Heat & Power  Co., Inc.
--------------------------------------------------------------------------------


     STEPS OF THE TRANSACTION AND TAX IMPLICATIONS

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               Petroleum Heat & Power  Co., Inc.
--------------------------------------------------------------------------------


STEPS OF THE TRANSACTION AND TAX IMPLICATIONS

   -----------------------------------------------------------------------------


                         STEPS OF THE TRANSACTION


   .  STEP ONE: Star Gas Corp. merges into Petro. Petro obtains from Star Gas
      --------
      Corp. the GP units of MLP and OLP and MLP subordinated units. Petro transfers the GP units to an LLC. The subordinated units are designated Senior Subordinated Units.


   .  STEP TWO: Petro transfers assets to MLP in exchange for additional Senior
      --------
      Subordinated Units so as to have a total number of Senior Subordinated Units equal in value to the value of the Petro Class A Common Stock held by the public.

   .  STEP THREE: Petro exchanges all LLC shares for an equivalent value of
      ----------
      Class C shares held by Petro insiders.


   .  STEP FOUR: The Petro insiders transfer their remaining Class A and Class C
      ---------
      Stock to the MLP in exchange for Junior Subordinated Units.


   .  STEP FIVE: OLP organized Newco. MLP transfers to OLP and OLP transfer to
      ---------
      Newco, all Petro shares owned by the MLP, as acquired by MLP from the Petro insiders.


   .  STEP SIX: Newco merges with and into Petro. Class A Shares owned by the
      --------
      public are changed into Senior Subordinated Units. Class A and Class C shares owned by Newco are canceled. Newco shares owned by OLP are changed into Class A Petro shares.



                         CORRESPONDING TAX IMPLICATION

   .  Tax free.


   .  Tax free.


   . This triggers tax at Petro measured by the value of the LLC shares in excess of Petro's basis in them and tax at the Petro insider level measured by the value of the LLC shares in excess of their basis in the Petro shares surrendered.

   .  Tax free.


   .  Tax free.


   . This step is tax free to Newco and OLP. Petro will recognize gain equal to the value of the Senior Subordinated Units in excess of Petro's basis in them. The public shareholders will recognize gain (or loss) measured by the excess (or deficit) in value of the Senior Subordinated Units as compared to their basis in the Petro Class A Common Stock.

   -----------------------------------------------------------------------------

                                                                EXHIBIT 99(B)(4)


--------------------------------------------------------------------------------
                                                                    Confidential
--------------------------------------------------------------------------------



     STAR GAS PARTNERS, L.P.




     BOARD OF DIRECTORS PRESENTATION




     January 26, 1998

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

TABLE OF CONTENTS

     ---------------------------------------------------------------------------

     I    SITUATION ANALYSIS

     II   PETRO'S STRATEGY

     III  THE TRANSACTION

     IV   BENEFITS OF THE TRANSACTION

     V    ECONOMICS OF THE TRANSACTION

     VI   COMPARABLE MLP ANALYSIS

     Exhibit I  Steps of the Transaction and Tax Implications

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

     PART I


     SITUATION ANALYSIS

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

SITUATION ANALYSIS

     ---------------------------------------------------------------------------

     PROPANE BUSINESS

     . Pricing on all acquisitions has become extremely competitive as over $1.5 billion of equity has come into the industry since 1994.

     . Large acquisitions have been scarce and multiples for even small deals have expanded.

     . Wholesale price spike during the 1996-1997 season revealed another level of uncertainty, even for those companies (like Star) which profited from the spike.

     . Warm winter in the Northeast compounded the problem for many players.

     . The market is starting to question whether propane MLPs are really growth vehicles, as many have failed to demonstrate internal growth.

     . The market is also starting to question if the weather is ever normal (it always seems to be abnormally warm in some section, which more than offsets good results elsewhere).

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

SITUATION ANALYSIS

     ---------------------------------------------------------------------------

     IN SPITE OF SOLID PERFORMANCE AND THE RECENT PEARL ACQUISITION, STAR HAS BEEN UNABLE TO IMPROVE ITS VALUATION RELATIVE TO OTHER MLPs

     STAR GAS YIELD

     [GRAPH APPEARS HERE]

     ________________________
     (1)  Index is a composite of APU, CNO, FGP, HPG, NPL and SPH.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

SITUATION ANALYSIS

     ---------------------------------------------------------------------------

     CURRENT LTM COVERAGES ON TOTAL UNITS

     [GRAPH APPEARS HERE]


     CURRENT YIELDS

     [GRAPH APPEARS HERE]


     * ONLY NATIONAL PROPANE AND SUBURBAN -- WHICH ARE HAVING OPERATIONAL PROBLEMS -- TRADE AT A HIGHER YIELD THAN STAR.

     __________________
     (1)  As of 1/23/98.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

SITUATION ANALYSIS

     ---------------------------------------------------------------------------

     IMPLIED MARKET VALUE OF EQUITY OF SELECTED PROPANE MLPS (CURRENT IMPLIED YIELD) /(1)/

     [GRAPH APPEARS HERE]

     * THE LARGER PROPANE MLPS HAVE GREATER MARKET LIQUIDITY AND INVESTOR AWARENESS AND ARE SUBSEQUENTLY OFTEN REWARDED WITH LOWER YIELDS.

     * AMERIGAS AND STAR HAVE COMPARABLE COVERAGES, BUT AMERIGAS TRADES AT A 100 B.P. PREMIUM - PRIMARILY DUE TO SIZE.

     ____________________
     (1) As of 1/23/98. Implied Market Value of Equity includes all Common, Subordinated and GP interests.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

SITUATION ANALYSIS

     ---------------------------------------------------------------------------
     STAR CONTINUES TO LAG BEHIND OTHER MLPS IN TERMS OF ACQUISITIONS, WHERE STAR'S ABILITY TO COMPETE IS LIMITED

     .  Management's limited propane experience lowers deal flow

     .  Geographic concentration limits "blend-in" opportunities

     .  Larger and better capitalized players compete for the same assets

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

SITUATION ANALYSIS

     ---------------------------------------------------------------------------

     SINCE GOING PUBLIC, MOST PROPANE MLPS HAVE MADE ACQUISITIONS AT A DISAPPOINTING PACE

     PERCENTAGE GALLONS ACQUIRED AS A % OF ORIGINAL GALLONS/(1)/

     [GRAPH APPEARS HERE]

     * INVESTORS HAVE RESPONDED FAVORABLY TO ACQUISITION OPPORTUNITIES. THE ENTITIES WHICH HAVE GROWN THE MOST ON A PERCENTAGE BASIS (FGP AND HPG) TRADE AT PREMIUM MULTIPLES.


     ____________
     (1)  As of 1/23/98.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

SITUATION ANALYSIS

     -------------------------------------------------------------------------

     HEATING OIL BUSINESS

     . Petro remains the dominant force in the heating oil business, selling at least 3 times as much as its nearest competitor.

     . Petro also dominates the acquisition market, acquiring a substantial share of all heating oil businesses sold.

     . While the company has constantly made acquisitions over the last 5 years, higher than expected attrition rates have resulted in little EBITDA growth.

     . Operational changes which were instituted on a small scale in 1996-1997 are expected to reduce the attrition rates over the next several years.

     . It is anticipated that the acquisition market will continue to be strong as more owners approach retirement age and capital gain tax relief appears in sight.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------


     PART II


     PETRO'S STRATEGY

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

PETRO'S STRATEGY

     ---------------------------------------------------------------------------

     PETRO WILL TAKE ADVANTAGE OF FAVORABLE CONDITIONS IN THE HEATING OIL MARKET


     .  Significant competitive advantages.

        -- Industry is populated by thousands of relatively small local family owned businesses

        -- Higher concentration of customers than in the propane industry creates critical mass

        -- Sufficient financial resources to make key strategic acquisitions

        -- Management openness and ability to modify historical operating practices


     .  Consumer attitudes facilitate creation of a brand image.

        -- Utility product that is delivered without affirmative purchase decision

        -- 92% of customers do not know competitor's prices

        -- 35% of consumers do not know the name of another heating oil company

        -- Only 34% know the name of only one other company (no one specific competitor)


     .  Unique size provides significant opportunities.

        -- Engage professional management and achieve efficient organizational structure

        -- Enhance MIS and communication technology

        -- Operating and marketing efficiencies

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

PETRO'S STRATEGY

     ---------------------------------------------------------------------------

     ANTICIPATED BENEFITS FROM STRATEGY

     .  Reduced operating costs and increased profitability.

     .  Growth through internal marketing.

     .  Attract new customers.

     .  Retain existing customers.

     .  Improve products and services.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

PETRO'S STRATEGY

     ---------------------------------------------------------------------------

     BY CREATING A BRAND IMAGE, PETRO CAN TARGET A NEW CUSTOMER BASE

     .  Consumers moving into oil heated homes.

     .  Other fuel oil dealers' dissatisfied customers.

        -- Represents 8% to 10% of market

     . Customers of other nationally branded companies offering home delivered products and services.

        -- HFS real estate family of companies (Century 21, ERA, Coldwell
           Banker)

        -- Security systems

        -- Bottled water

        -- Extermination

        -- Electricity

        -- Lawn care


     * CREATING A BRAND IMAGE WOULD PROVIDE PETRO THE OPPORTUNITY TO FILL THE VOID IN THE INDUSTRY BY BECOMING THE ONLY CONSUMER-RECOGNIZABLE HEATING OIL COMPANY.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

PETRO'S STRATEGY

     ---------------------------------------------------------------------------

     IMPROVE EXISTING CUSTOMER RETENTION


     . Improve product thereby increasing customer satisfaction and reducing triggering events.

        -- Reduce oil runouts

        -- Reduce incomplete and repeat equipment repairs

        -- Provide unique on-time repairs


     .  All employees function as salesmen.


     .  Segmented and unbundled pricing.


     .  Create deeper customer relationships.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

PETRO'S STRATEGY

     ---------------------------------------------------------------------------

     CREATE SEGMENTED AND UNBUNDLED PRICING

     .  Heating equipment repair and maintenance revenues lower than cost.

        -- Bundled with and subsidized by oil price

     .  Unlimited annual service contracts.

     .  Tailor unbundled pricing packages for different customer segments.

        -- Shift charges away from more visible oil to less sensitive equipment repair

        -- Replace unlimited service contracts with co-pay program based on usage

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

PETRO'S STRATEGY

     ---------------------------------------------------------------------------

     CREATE DEEPER CUSTOMER RELATIONSHIPS

     .  Offer rationally related products requiring similar operating expertise.

        -- Air conditioning

        -- Electric repair

        -- Plumbing


     .  Create affinity group buying benefits with cross marketing partners.

        -- Security systems

        -- Bottled water

        -- Extermination

        -- Electricity

        -- Lawn care

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Star Gas Partners, L.P.
--------------------------------------------------------------------------------

     Part III


     THE TRANSACTION

     ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

THE TRANSACTION

     --------------------------------------------------------------------------

     OVERVIEW


     . Star's limited size relative to other comparable MLPs restricts both its financial flexibility and access to strategic acquisitions.


     . We believe that a public stock corporation is not the optimal format for Petro.

          __   No direct comparables

          __   Rapid amortization of customer lists results in no earnings

          __   Perceived limited growth in heating oil industry

          __   Small capitalization results in limited research coverage


     . Furthermore, Petro's leveraged capital structure also limits its financial flexibility and growth opportunities.

     * AS A RESULT, STAR GAS TRADES AT A SLIGHT DISCOUNT TO ITS PEERS, WHILE PETRO'S STOCK HAS PERFORMED POORLY AND IS NOT LIKELY TO ACHIEVE FULL VALUATION EVEN IF OPERATIONS IMPROVE.

     --------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

THE TRANSACTION

     --------------------------------------------------------------------------

     IN ORDER TO ADDRESS THESE VALUATION ISSUES, STAR GAS SHOULD CONSIDER THE BENEFITS OF A MERGER WITH PETRO

     . The combination of the two companies would result in a sizable MLP (approximately $325 million implied equity value) which translates into better valuation and greater liquidity.

     . The new entity would have substantially better access to capital to fund future growth.

     . Concurrent with the merger, the issuance of new equity would restructure and delever the balance sheet.

     .    The restructuring would be accretive to distributable cash flow.


     * THE COMBINED ENTITY WOULD HAVE THE INVESTMENT STORY TO ATTRACT RESEARCH COVERAGE AND WOULD BENEFIT BOTH STAR GAS AND PETRO SHARE/UNIT HOLDERS.

     --------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

THE TRANSACTION

     --------------------------------------------------------------------------

     CERTAIN FACTORS MUST BE INHERENT TO THE TRANSACTION IN ORDER FOR THE MERGER TO BE ATTRACTIVE TO STAR UNITHOLDERS

     . The transaction must be substantially accretive to Star Unitholders based on current operations.

     .    Petro shareholders must be subordinate to existing Star Unitholders.

     . The indicated distribution and Minimum Quarterly Distribution ("MQD") must be increased from their current levels.

     --------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                       Star Gas Partners  L.P.
-------------------------------------------------------------------------------

     THE TRANSACTION

     --------------------------------------------------------------------------

     THE TRANSACTIN INVOLVES TWO SEPARATE STAGES:

     --------------------------------------------------------------------------
     STAGE 1-- THE EXCHANGE
     --------------------------------------------------------------------------

     PETRO SHAREHOLDERS EXCHANGE THEIR COMMON STOCK FOR STAR GAS MASTER LIMIT PARTNERSHIP UNITS AT $3.15/SHARE


     . Shareholders who hold only Class A shares exchange into Senior Subordinated MLP units.

     .    Senior Subordinated MLP Units valued at + 10% discount to Common
          Units.

     . "Inside" shareholders /(1) /exchange either into Senior Subordinated MLP Units or Subordinated Units plus the General Partnership Interest.

     . Senior Subordinated Units offered to "Insiders" will be capped at 3.5 million Petro shares in order to provide adequate coverage to Star Common Units.

     .    Subordinated Units valued at + 20% discount to Common Units.

     . All Senior Subordinated and Subordinated Units convert to Common Units after 3 years of "Earn & Pay" of $2.30 (i.e. increase the MQD on the Common Units).

     --------------------------------------------------------------------------

     ___________________
     (1) Insiders for the purposes of this dicussion are those individuals who own Class C and Class A common shares.

     --------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

THE TRANSACTION

     --------------------------------------------------------------------------

     THE TRANSACTION INVOLVES TWO SEPARATE STAGES:

     --------------------------------------------------------------------------
     STAGE 2 -- THE RECAPITALIZATION
     --------------------------------------------------------------------------

     APPROXIMATELY $320 MILLION OF PETRO DEBT AND PREFERRED STOCK ARE REFINANCED

     . Existing issues will be either redeemed, exchanged, defeased or tendered for, depending on issue.

     . Approximately $140 million of new Star equity will be raised through the sale of Common Units.

     .    Approximately $125 million of new debt will be issued.

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                          STAR GAS PARTNERS, L.P
--------------------------------------------------------------------------------

THE TRANSACTION

     ---------------------------------------------------------------------------


                             [GRAPH APPEARS HERE]


     * PETRO PUBLIC SHAREHOLDERS EXCHANGE FOR SENIOR SUBORDINATED; INSIDERS EXCHANGE FOR A COMBINATION OF SENIOR SUBORDINATED AND/OR SUBORDINATED + G.P. UNITS. THE MLP SELLS COMMON UNITS AND USES THE PROCEEDS TO RECAPITALIZE AND REFINANCE.

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                          STAR GAS PARTNERS, L.P
--------------------------------------------------------------------------------

     THE TRANSACTION

     ---------------------------------------------------------------------------

     STAGE 1 -- THE EXCHANGE

                              CURRENT                                                  CONSIDERATION RECEIVED
     --------------------------------------------------------       ----------------------------------------------------------
                                                       SHARES                                                           UNITS
     PETRO SHAREHOLDER TYPE                           (000'S)                      TYPE OF MLP INTEREST                (000'S)
     Holders of Class A Only                           16,355         Senior Subordinated Units                          2,464
     Holders of Class A and C Shares
       Shares Permitted To Be Exchanged
         Into Senior Subordinated Units                 3,500         Senior Subordinated Units                            527
       Shares To Be Exchanged Into
         Subordinated Units and GP Interest             5,904         Subordinated and General Partner Interest          1,296
                                                       ------                                                            -----
          Sub Total                                     9,404
                                                       ------
       TOTAL                                           25,759         TOTAL                                              4,287
     --------------------------------------------------------       ----------------------------------------------------------

STAGE 2 -- THE RECAPITALIZATION
--------------------------------------------------------------------------------

     --------------------------------------------------------------------------------
                  UNITS OUTSTANDING AT MLP AFTER RECAPITALIZATION (000'S)
     --------------------------------------------------------------------------------
     Common Units
       Currently Outstanding                                          3,832
       Newly Issued ($137.6 million)                                  6,116
                                                                     ------
         Total                                                        9,947
     Senior Subordinated Units                                        2,991
     Subordinated Units and GP Interest                               1,296
                                                                     ------
         TOTAL                                                       14,234
     --------------------------------------------------------------------------------

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                          STAR GAS PARTNERS, L.P
--------------------------------------------------------------------------------

     PART IV

     BENEFITS OF THE TRANSACTION

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                          STAR GAS PARTNERS, L.P
--------------------------------------------------------------------------------

BENEFITS OF THE TRANSACTION

   ---------------------------------------------------------------------------

   AS A RESULT OF THE TRANSACTIONS, STAR HOLDERS WILL BENEFIT FROM THE
   FOLLOWING:

   . Increased earnings and distributions.

                                                                1997
                                           ------------------------------------------------------
                                                     ACTUAL                      NORMALIZED                        1998 (1)
                                           ------------------------------------------------------        ------------------------
                                              FROM           TO              FROM           TO                FROM           TO
     ----------------------------------------------------------------------------------------------------------------------------
     Distributable Cash per unit                 $2.06         $2.19         $2.06         $2.65              $2.27         $2.93
     Distributions per unit                      $2.20         $2.30         $2.20         $2.30              $2.20         $2.30
     ----------------------------------------------------------------------------------------------------------------------------

   . Increase MQD to $2.30 per unit.

   . Higher total distribution coverage.

                                                                   1997
                                           ------------------------------------------------------
                                                    ACTUAL                    NORMALIZED                      1998 /(1)/
                                           ------------------------------------------------------    ----------------------------
                                            From               TO           FROM           TO            FROM           TO
     -------------------------------------------------------------------------------------------     ----------------------------
     Coverage on Common Units               1.6x               1.4x         1.6x          1.7x           1.7x           1.9x
     Coverage on Total Units                0.9x               1.0x         0.9x          1.2x           1.0x           1.3x
     ----------------------------------------------------------------------------------------------------------------------------

   . Larger size equity market capitalization.
   . A vehicle for growth in otherwise stagnant market.

     ___________________
     (1) Based on projected 1998 results. Assumes annually MQD of $2.20

     ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

BENEFITS OF THE TRANSACTION

     --------------------------------------------------------------------------

     CHANGE IN DISTRIBUTIONS OF SELECTED MLPS SINCE IPO /(1)/


                             [GRAPH APPEARS HERE]


     *  INVESTORS HAVE REWARDED INCREASED DISTRIBUTIONS WITH ATTRACTIVE
          VALUATIONS.

     ______________________
     (1)  As of 1/23/98.

     --------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                       Star Gas Partners, L.P.
-------------------------------------------------------------------------------

BENEFITS OF THE TRANSACTION

     --------------------------------------------------------------------------

     A MERGER WITH PETRO WILL RESPOND TO SEVERAL IMPORTANT INVESTOR ISSUES

     --------------------------------------------------------------------------
     Q:  How will the market value the mixed MLP?

     A: Growth and ability to make distributions are the key considerations for valuing an MLP. The merger provides the size, business mix and flexibility that investors are seeking. Several diversified MLPs exist and perform favorably compared to their peers.
     --------------------------------------------------------------------------
     DIVERSIFIED MLPS
     --------------------------------------------------------------------------

                                                                               IMPLIED MARKET VALUE
                                           DIVERSIFIED              IMPLIED         OF EQUITY          LTM DISTRIBUTION COVERAGE
                                                                                                     -----------------------------
                                        LINES OF BUSINESS         YIELD /(1)/    (MILLIONS) /(1)/      COMMON UNITS  TOTAL UNITS
     -----------------------------------------------------------------------------------------------------------------------------
     Genesis Energy                   Crude pipeline                    10.2%       $  215.9             0.8x            0.6x
                                      Crude marketing

     Kaneb Pipe Line                  Products pipeline                  7.7%       $  563.3              1.3            1.0
                                      Storage terminals

     Kinder Morgan                    Products pipeline                  6.0%       $  536.4              0.7            0.7
                                      Coal storage and transfer
                                      NGL fractionation
                                      Gas processing

     Leviathan Gas Pipeline           Gas pipeline                       6.7%       $  745.9              2.0            1.5
                                      Crude pipeline
                                      Oil & gas production
     -----------------------------------------------------------------------------------------------------------------------------

     * APPROXIMATELY 45% OF PIPELINE MLPS ARE DIVERSIFIED AND HAVE COMPARABLE YIELDS RELATIVE TO PURE-PLAY MLPS.

     __________________________
     (1)  As of 1/23/98.

     --------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                       Star Gas Partners, L.P.
-------------------------------------------------------------------------------

BENEFITS OF THE TRANSACTION

     ---------------------------------------------------------------------------

     INVESTOR ISSUES (CONT'D)

     ---------------------------------------------------------------------------

     Q: The propane industry has low annual growth (1%-2%) versus the heating oil industry which is declining (2%-4%) each year. Why should Star enter an industry that experiences attrition?

     A: While propane is a growth industry, there are several larger and better capitalized companies that are actively taking advantage of industry consolidation. As a result, average acquisition multiples have been bid up to 7x EBITDA or higher. On the other hand, Petro is the dominant player and leading consolidator in the heating oil market. As a result, Petro has averaged 10 acquisitions each year since 1992 at an average purchase multiple of approximately 4x EBITDA. As demonstrated below, an acquisition at a 4x EBITDA multiple is profitable even taking into account attrition:
     ---------------------------------------------------------------------------

     ACQUISITION RATE OF RETURN
     ---------------------------------------------------------------------------

                                   EBITDA PURCHASE         INTERNAL RATE OF
     GROWTH RATE (ATTRITION)           MULTIPLE              RETURN (IRR)
     -----------------------------------------------------------------------
          (6.0%)                        4.0x                    15.6%
          (4.0%)                        4.0x                    19.3%
     -----------------------------------------------------------------------
          (2.0%)                        4.0x                    22.3%
     -----------------------------------------------------------------------
           1.5%                         7.0x                    15.9%
     -----------------------------------------------------------------------

     ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

BENEFITS OF THE TRANSACTION

     --------------------------------------------------------------------------

     INVESTOR ISSUES (CONT'D)

     --------------------------------------------------------------------------
     Q:   What initiatives is Petro taking to reverse its high attrition?
     A:   Petro's new strategic focus includes:
          -  Attracting new customers through brand imaging
          -  Cross marketing to new and existing customers
          -  Improving customer service
          -  Creating segmented and unbundled pricing
          - Create deeper customer relationships through marketing related services
     --------------------------------------------------------------------------

     * ALTHOUGH THE BENEFITS OF THESE INITIATIVES HAVE BEGUN TO BE REALIZED, THE IMPLIED VALUE HAS NOT YET BEEN FACTORED INTO PETRO'S STOCK PRICE. THESE IMPROVEMENTS WILL SIGNIFICANTLY BENEFIT THE COMBINED ENTITY.

     --------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

BENEFITS OF THE TRANSACTION

     --------------------------------------------------------------------------

     INVESTOR ISSUES (CONT'D)

     --------------------------------------------------------------------------
     Q:   Why would Petro be interested in a merger with Star Gas?

     A:   Premium to market

               - At $3.15 per share, the exchange represents approximately a 20% premium to the market

          Higher valuation multiples

               -  MLPs typically trade at 10-11x EBITDA

          Enhanced growth potential due to greater access to capital

               -  Branding and internal marketing
               -  Improved productivity through capital investment
               -  Acquisitions

          Lower overall cost of capital

               -  New debt at +/- 8% vs. 12% existing debt
               -  Equity capital with limited upside

          Greater size and liquidity

               -  Implied equity market value quintuples to over $325 million

          Greater financial flexibility

               -  Extend maturities through refinancing
               -  Improved covenants due to investment grade rating

     --------------------------------------------------------------------------


     --------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       Star Gas Partners, L.P.
--------------------------------------------------------------------------------

 BENEFITS OF THE TRANSACTION

     ---------------------------------------------------------------------------

     INVESTOR ISSUES (CONT'D)

     ---------------------------------------------------------------------------
     Q: What evidence is there that Petro's recent efforts to reduce costs and manage attrition have been successful?
     ---------------------------------------------------------------------------
     A:

     HEATING EQUIPMENT REPAIR AND
     MAINTENANCE
                                                  12 MONTHS 1996          12 MONTHS 1997          IMPROVEMENT
                                              ----------------------  ----------------------  ------------------
        Runouts (per 100 deliveries)                    0.99                    0.68                 31.3%
        Reworks                                         25.9%                   24.9%                 3.9%
        Incompletes                                      5.8%                    2.6%                55.2%
        Not-At-Homes /(1)/                               4.2%                    2.1%                50.0%
        Service Calls/8 Hours                           5.41                    5.24                (3.1)%

     OIL DELIVERY
        Deliveries/8 Hours                              22.2                    23.9                  7.7%
        Gallons/Hour                                     569                     607                  6.7%
     -----------------------------------------------------------------------------------------------------------

     ___________________________
     (1) Based on performance in the first six months of the year; 3Q and 4Q data is not available.

     ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

     PART V

     ECONOMICS OF THE TRANSACTION

     ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

     TRANSACTION ASSUMPTIONS

     ---------------------------------------------------------------------------

     PETROLEUM HEAT & POWER


                   Base Case                                 Pessimistic Case
         -----------------------------------------  ----------------------------------------
                $3.5 Million Maint. CapEx                 $3.5 Million Maint. CapEx
                     30-Year Weather                         30-Year Weather
           $1.0 Million Annual Productivity Savings  $1.0 Million Annual Productivity Savings
                  5.0x Acquisition Multiple                 4.0x Acquisition Multiple
         ------------------------------------------ ----------------------------------------
               Attrition          Acquisitions           Attrition         Acquisitions
      1998       4.0%            $50.0 Million             4.0%           $20.0 Million
      1999       3.0              50.0                     4.0             20.0
      2000       2.0              50.0                     4.0             20.0
      2001       2.0              50.0                     4.0             20.0

STAR GAS PARTNERS
    ---------------------------------------------------------------------------
                                   All Cases
    ---------------------------------------------------------------------------
                    $5.0 Million in Acquisitions per Year at 7.0x EBITDA
                    2% Internal Growth
                    $2.0 Million Internal Growth CapEx per Year
                    $3.0 Million in Maintenance CapEx per Year
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

ECONOMICS OF THE TRANSACTION

     --------------------------------------------------------------------------

     EFFECT OF TRANSACTION ON STAR UNITHOLDER DISTRIBUTIONS AND UNIT VALUE -- BASE CASE

     ------------------------------------------------------------------------------------------
                                           CURRENT DISTRIBUTABLE CASH
                      -------------------------------------------------------------------------
                         ACTUAL 1997    NORMALIZED 1997      1998      1999      2000      2001
     ------------------------------------------------------------------------------------------
     Earned                    $ 2.06            $ 2.06    $ 2.27    $ 2.43    $ 2.57    $ 2.72
     Paid                        2.20              2.20      2.20      2.20      2.30      2.40
     Yield                        9.5%              9.5%      9.5%      9.0%      8.5%      8.5%
     Unit Value                $23.16            $23.16    $23.16    $24.44    $27.06    $28.24
     ------------------------------------------------------------------------------------------


     ------------------------------------------------------------------------------------------
                                          PRO FORMA DISTRIBUTABLE CASH
                      -------------------------------------------------------------------------
                          ACTUAL 1997   NORMALIZED 1997      1998      1999      2000      2001
     ------------------------------------------------------------------------------------------
     Earned                    $ 2.19            $ 2.65    $ 2.93    $ 3.17    $ 3.54    $ 3.90
     Paid                        2.20              2.30      2.30      2.40      2.60      2.80
     Yield                        9.5%              9.5%      9.0%      8.0%      7.5%      7.0%
     Unit Value                $23.16            $24.21    $25.56    $30.00    $34.67    $40.00
     ------------------------------------------------------------------------------------------

     ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

ECONOMICS OF THE TRANSACTION

     --------------------------------------------------------------------------

     EFFECT OF TRANSACTION ON STAR UNITHOLDER DISTRIBUTIONS AND UNIT VALUE -- PESSIMISTIC CASE

     ----------------------------------------------------------------------------------------------------------
                                                CURRENT DISTRIBUTABLE CASH
                        ---------------------------------------------------------------------------------------
                             ACTUAL 1997 /(1)/  NORMALIZED 1997 /(1)/       1998      1999      2000      2001
     ----------------------------------------------------------------------------------------------------------
     Earned                          $ 2.06                $ 2.06          $ 2.27    $ 2.43    $ 2.57    $ 2.72
     Paid                              2.20                  2.20            2.20      2.20      2.30      2.40
     Yield                              9.5%                  9.5%            9.5%      9.0%      8.5%      8.5%
     Unit Value                      $23.16                $23.16          $23.16    $24.44    $27.06    $28.24
     ----------------------------------------------------------------------------------------------------------


     ---------------------------------------------------------------------------------------------------------
                                               PRO FORMA DISTRIBUTABLE CASH
                        --------------------------------------------------------------------------------------
                             ACTUAL 1997 /(1)/  NORMALIZED 1997 /(1)/       1998      1999      2000      2001
     ---------------------------------------------------------------------------------------------------------
     Earned                          $ 2.19                $ 2.65          $ 2.74    $ 2.80    $ 2.89    $ 2.93
     Paid                              2.20                  2.30            2.30      2.30      2.35      2.45
     Yield                              9.5%                  9.5%            9.5%      9.0%      8.5%      8.5%
     Unit Value                      $23.16                $24.21          $24.21    $25.56    $27.65    $28.82
     ---------------------------------------------------------------------------------------------------------

     ________________________________________
     (1)  1997 is pro forma for acquisitions.

     ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

ECONOMICS OF THE TRANSACTION

     ---------------------------------------------------------------------------

     EFFECT OF TRANSACTION ON STAR UNIT COVERAGE -- BASE CASE


     -------------------------------------------------------------------------------------
                                                   CURRENT COVERAGE
                             -------------------------------------------------------------
                                 ACTUAL 1997  NORMALIZED 1997  1998  1999  2000  2001
     -------------------------------------------------------------------------------------
     Coverage on Common Units         1.6x         1.6x         1.7x  1.8x  1.9x  2.1x
     Coverage on Total Units          0.9          0.9          1.0   1.1   1.2   1.2
     -------------------------------------------------------------------------------------


     -------------------------------------------------------------------------------------
                                               PRO FORMA COVERAGE /(1)/
                              ------------------------------------------------------------
                                 ACTUAL 1997  NORMALIZED 1997  1998  1999  2000  2001
     -------------------------------------------------------------------------------------
     Coverage on Common Units         1.4x         1.7x         1.9x  2.1x  2.3x  2.6x
     Coverage on Total Units          1.0          1.2          1.3   1.4   1.6   1.8
     -------------------------------------------------------------------------------------

     ___________________________________
     (1)  Based on $2.20 annual MQD.

     ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
-------------------------------------------------------------------------------

ECONOMICS OF THE TRANSACTION

     --------------------------------------------------------------------------

     EFFECT OF TRANSACTION ON STAR UNIT COVERAGE -- PESSIMISTIC CASE


     -------------------------------------------------------------------------------------
                                                   CURRENT COVERAGE
                              ------------------------------------------------------------
                                 ACTUAL 1997  NORMALIZED 1997  1998  1999  2000  2001
     -------------------------------------------------------------------------------------
     Coverage on Common Units         1.6x         1.6x         1.7x  1.8x  1.9x  2.1x
     Coverage on Total Units          0.9          0.9          1.0   1.1   1.2   1.2
     -------------------------------------------------------------------------------------


     -------------------------------------------------------------------------------------
                                               PRO FORMA COVERAGE /(1)/
                              ------------------------------------------------------------
                                 ACTUAL 1997  NORMALIZED 1997  1998  1999  2000  2001
     -------------------------------------------------------------------------------------
     Coverage on Common Units         1.4x         1.7x         1.8x  1.8x  1.9x  1.9x
     Coverage on Total Units          1.0          1.2          1.2   1.3   1.3   1.3
     -------------------------------------------------------------------------------------

     __________________________________
     (1)  Based on $2.20 annual MQD.

     ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                       Star Gate Partners, L.P.
-------------------------------------------------------------------------------

     PART VI

     COMPARABLE MLP ANALYSIS

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                        Star Gas Partners, L.P.
--------------------------------------------------------------------------------

COMPARABLE MLP ANALYSIS

     ---------------------------------------------------------------------------
     COMPARATIVE ANALYSIS OF SELECTED MLPS

     ------------------------------------------------------------------------------------------------------------------------------
     ($ in millions, except per share data)              MARKET     IMPLIED
                                                        VALUE OF     MARKET          IMPLIED              INDICATED
                                              CLOSING    PUBLIC     VALUE OF          MARKET             DISTRIBUTION    IMPLIED
     COMPANY                                 23-JAN-98   EQUITY   EQUITY/(1)/    CAPITALIZATION/(2)/       PER UNIT    YIELD/(3)/
     ------------------------------------------------------------------------------------------------------------------------------
     Pipelines
     Buckeye Partners/(4)/                      $57.94  $  774.1      $  781.9            $1,005.7          $4.20          7.2%
     Kinder Morgan Energy Partners/(5)/          37.25     525.6         536.4               681.6           2.25          6.0
     Kaneb Pipe Line Partners/(6)/                         446.0         563.3               696.9
      Senior Preference Units                    35.31                                                       2.60          7.4
      Preference Units                           33.63                                                       2.60          7.7
     Lakehead Pipeline Partners                  45.75   1,019.8       1,223.2             1,511.1           3.12          6.8
     Leviathan Gas Pipeline Partners/(7)/        30.00     542.3         745.9               975.4           2.00          6.7
     Northern Border Partners/(8)/               33.19     747.7       1,400.6             1,785.0           2.30          6.9
     TEPPCO Partners/(9)/                        54.88     795.7         816.1             1,120.8           3.40          6.2
     ------------------------------------------------------------------------------------------------------------------------------
     PIPELINE MEAN                                                                                          $2.81          6.9%
     PIPELINE MEDIAN                                                                                         2.60          6.9
     ------------------------------------------------------------------------------------------------------------------------------
     Diversified
     EOTT Energy Partners                       $18.63  $  186.3      $  357.9            $  460.1          $1.90         10.2%
     Genesis Energy                              19.63     169.3         215.9               198.4           2.00         10.2
     ------------------------------------------------------------------------------------------------------------------------------
     DIVERSIFIED MEAN                                                                                       $1.95         10.2%
     DIVERSIFIED MEDIAN                                                                                      1.95         10.2
     ------------------------------------------------------------------------------------------------------------------------------
     Propane
     AmeriGas Partners                          $26.25  $  579.1      $1,120.8            $1,886.3          $2.20          8.4%
     Cornerstone Propane Partners                23.00     247.5         407.4               661.6           2.16          9.4
     Ferrellgas Partners                         22.13     325.3         706.5             1,246.3           2.00          9.0
     Heritage Propane Partners                   24.31     113.0         207.2               367.9           2.00          8.2
     National Propane Partners                  $21.94  $  147.0      $  256.7            $  395.5          $2.10          9.6
     Star Gas Partners                           23.50      90.0         149.3               238.3           2.20          9.4
     Suburban Propane Partners                   19.63     423.2         575.2             1,102.7           2.00         10.2
     ------------------------------------------------------------------------------------------------------------------------------
     PROPANE MEAN                                                                                           $2.09          9.2%
     PROPANE MEDIAN                                                                                          2.10          9.4
     ------------------------------------------------------------------------------------------------------------------------------
     Timber
     Crown Pacific Partners, L.P                $25.94  $  553.3      $  717.4            $1,134.0          $2.15          8.3%
     Plum Creek Timber, L.P./(10)/               32.31   1,496.8       1,995.8             2,637.8           2.20          6.8
     U.S. Timberlands, L.P./(11)/                21.25     182.3         275.1               498.6           2.00          9.4
     ------------------------------------------------------------------------------------------------------------------------------
     TIMBER MEAN                                                                                            $2.12          8.2%
     TIMBER MEDIAN                                                                                           2.15          8.3
     ------------------------------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------------------------------
                                              LTM DISTRIBUTABLE CASH FLOW/
                                              ----------------------------
                                               INDICATED          INDICATED
                                             DISTRIBUTION        DISTRIBUTION     LTD/MARKET        EBITDA/     MARKET CAP/
     COMPANY                                TO PUBLIC UNITS     TO TOTAL UNITS  CAPITALIZATION   INTEREST EXP.    EBITDA
     ------------------------------------------------------------------------------------------------------------------------------
     Pipelines
     Buckeye Partners/(4)/                      0.8x                0.8x           18.8%            4.0x           11.7x
     Kinder Morgan Energy Partners/(5)/         0.7                 0.7            19.2             3.1            17.2
     Kaneb Pipe Line Partners/(6)/                                                 19.8             5.7            10.8
      Senior Preference Units                   2.3                 1.0
      Preference Units                          1.3                 1.0
     Lakehead Pipeline Partners                 1.5                 1.2            30.6             3.8            10.3
     Leviathan Gas Pipeline Partners/(7)        2.0                 1.5            22.6             6.4            10.9
     Northern Border Partners/(8)/              1.3                 1.0            24.1             4.0            11.5
     TEPPCO Partners/(9)/                       1.4                 1.4            27.6             3.5             9.9
     ------------------------------------------------------------------------------------------------------------------------------
     PIPELINE MEAN                              1.4X                1.1X           23.2%            4.3X           11.8X
     PIPELINE MEDIAN                            1.4                 1.0            22.6             4.0            10.9
     ------------------------------------------------------------------------------------------------------------------------------
     Diversified
     EOTT Energy Partners                       0.7x                0.4x            0.0%            4.3x           18.1x
     Genesis Energy                             0.8                 0.6             0.0              NM            12.0
     ------------------------------------------------------------------------------------------------------------------------------
     DIVERSIFIED MEAN                           0.8X                0.5X            0.0%            4.3X           15.0X
     DIVERSIFIED MEDIAN                         0.8                 0.5             0.0             4.3            15.0
     ------------------------------------------------------------------------------------------------------------------------------
     Propane
     AmeriGas Partners                          2.0x                1.0x           36.3%            2.6x           11.0x
     Cornerstone Propane Partners               0.7                 0.5            38.1             2.1            16.8
     Ferrellgas Partners                        1.8                 0.8            39.5             2.4            11.3
     Heritage Propane Partners                  1.5                 0.8            44.0             2.3            12.4
     National Propane Partners                  1.1                 0.6            34.9             2.5            13.0
     Star Gas Partners                          1.4                 0.9            40.3             3.0            10.2
     Suburban Propane Partners                  0.8                 0.6            38.8             2.7            12.0
     ------------------------------------------------------------------------------------------------------------------------------
     PROPANE MEAN                               1.3X                0.7X           38.8%            2.5X           12.4X
     PROPANE MEDIAN                             1.4                 0.8            38.8             2.5            12.0
     ------------------------------------------------------------------------------------------------------------------------------
     Timber
     Crown Pacific Partners, L.P                1.2x                0.9x           35.9%            2.9x           10.5x
     Plum Creek Timber, L.P./(10)/              1.8                 1.3            28.2             4.2            10.3
     U.S. Timberlands, L.P./(11)/               NM                  NM             45.1             1.2            17.3
     ------------------------------------------------------------------------------------------------------------------------------
     TIMBER MEAN                                1.5X                1.1X           36.4%            2.7X           12.7X
     TIMBER MEDIAN                              1.5                 1.1            35.9             2.9            10.5
     ------------------------------------------------------------------------------------------------------------------------------

     (1) Implied Market Value of Equity implies value of total equity based on value of public units.
     (2) Implied Market Capitalization equals Implied Market Value of Equity plus net debt and other long-term liabilities.
     (3)  Based on most recent distribution declared on an annualized basis.
     (4) Indicated Distribution per Unit reflects an increased Quarterly Distribution of $1.05 as announced on October 23, 1997. The increased distribution is payable November 28, 1997, to unitholders of record on November 5, 1997.
     (5) Not pro forma for the announced merger with Santa Fe Pacific Pipeline. Indicated Distribution per Unit reflects an increased Quarterly Distribution of $0.5625 as announced on January 15, 1998 and payable on February 17, 1998.
     (6) Indicated Distribution per Unit reflects an increased Quarterly Distribution of $0.65 as announced on October 9, 1997. The increased distribution is payable November 14, 1997, to unitholders of record on October 31, 1997.
     (7) Indicated Distribution per Unit reflects an increased Quarterly Distribution of $0.50 as announced on January 20, 1998. The increased distribution is payable February 13, 1998, to all holders of record of Preference Units and Common Units at the close of business on January 30, 1998.
     (8) Distributable Cash Flow is based upon income statement items adjusted for approximate 30% minority interest. Implied Market Value of Equity, Implied Market Capitalization and Market Cap/EBITDA are not adjusted. Indicated Distribution per Unit reflects an increased Quarterly Distribution of $0.575 as announced on January 15, 1998. The increased distribution is payable February 13, 1998, to unitholders of record on January 30, 1998.
     (9) Indicated Distribution per Unit reflects an increased Quarterly Distribution of $0.85 as announced on January 16, 1998. The increased distribution is payable February 6, 1998, to unitholders of record on January 30, 1998.
     (10) Implied Market Value of Equity and Implied Market Capitalization include market value of GP interest based on its share of distributions.
     (11) Pro forma for the Initial Public Offering 11/13/97, the Weyerhauser Acquisition, and for the refinancing of debt in connection with Ochoco Acquisition. Not pro forma for any Ochoco Acquisition revenue.

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                                                                              39

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                                                       Star Gas Partners, L. P.
-------------------------------------------------------------------------------

     EXHIBIT I

     STEPS OF THE TRANSACTION AND TAX IMPLICATIONS

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                                                                              40

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                                                       Star Gas Partners, L. P.
-------------------------------------------------------------------------------

STEPS OF THE TRANSACTION AND TAX IMPLICATIONS

     --------------------------------------------------------------------------

                           Steps of the Transaction


     .  STEP ONE: Star Gas Corp. merges into Petro. Petro obtains from Star Gas
        --------
        Corp. the GP units of MLP and OLP and MLP subordinated units. Petro transfers the GP units to an LLC. The subordinated units are designated Senior Subordinated Units.

     .  STEP TWO: Petro transfers assets to MLP in exchange for additional
        --------
        Senior Subordinated Units so as to have a total number of Senior Subordinated Units equal in value to the value of the Petro Class A Common Stock held by the public.

     .  STEP THREE: Petro exchanges all LLC shares for an equivalent value of
        ----------
        Class C shares held by Petro insiders.

     .  STEP FOUR: The Petro insiders transfer their remaining Class A and Class
        ---------
        C Stock to the MLP in exchange for Junior Subordinated Units.

     .  STEP FIVE: OLP organized Newco. MLP transfers to OLP and OLP transfer to
        ---------
        Newco, all Petro shares owned by the MLP, as acquired by MLP from the Petro insiders.

     .  STEP SIX: Newco merges with and into Petro. Class A Shares owned by the
        --------
        public are changed into Senior Subordinated Units. Class A and Class C shares owned by Newco are canceled. Newco shares owned by OLP are changed into Class A Petro shares.


                Corresponding Tax Implication

     .  Tax free.


     .  Tax free.


     . This triggers tax at Petro measured by the value of the LLC shares in excess of Petro's basis in them and tax at the Petro insider level measured by the value of the LLC shares in excess of their basis in the Petro shares surrendered.

     .  Tax free.

     .  Tax free.

     . This step is tax free to Newco and OLP. Petro will recognize gain equal to the value of the Senior Subordinated Units in excess of Petro's basis in them. The public shareholders will recognize gain (or loss) measured by the excess (or deficit) in value of the Senior Subordinated Units as compared to their basis in the Petro Class A Common Stock.

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